BY-LAWS OF MANOR INVESTMENT FUNDS

ARTICLE I

Agreement and Declaration of Trust

SECTION 1.  AGREEMENT AND DECLARATION OF TRUST.  These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the "Declaration of Trust") of Manor Investment  Funds (the "Trust").

SECTION 2.  DEFINITIONS.  Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust, including, but not limited to, “Shares” meaning the beneficial interests in the Trust and “Shareholder” meaning each beneficial owner of Shares.

SECTION 3.  CONFLICT.  To the extent that there is any conflict or inconsistency between the provisions of these By-Laws and the provisions of the Declaration of Trust, the provisions of the Declaration of Trust shall control.

ARTICLE II

Offices

SECTION 1.  PRINCIPAL OFFICE.  The principal office of the Trust shall be located in Malvern, Commonwealth of Pennsylvania or such other location as the Trustees may from time to time determine.

SECTION 2.  REGISTERED OFFICE AND OTHER OFFICES.  The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Trustees may from time to time determine.  The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

ARTICLE III

Shareholders

SECTION 1.  MEETINGS.  Meetings of the Shareholders shall be held at the principal office of the Trust or at such other place within the United States of America as the Trustees shall designate.  Meetings of the Shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) for the purpose of voting on the removal of any Trustee, requested in writing by Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote.  If the Secretary, when so ordered or requested, refuses or neglects for more than ten (10) days to call such meetings, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

SECTION 2.  NOTICE OF MEETINGS.  Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder at his or her address as recorded on the register of the Trust at least ten (10) days and not more than ninety (90) days before the meeting.  Any adjourned meeting may be held as adjourned without further notice.  No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her authorized attorney, is filed with the records of the meeting.

SECTION 3.  RECORD DATE FOR MEETINGS.  For purposes of determining the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders, the Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Trustees, and which record date shall not be more than one hundred twenty (120) days nor less than ten (10) days before the date of any such meeting.  For purposes of determining the Shareholders entitled to vote on any action without a meeting, the Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Trustees, and which record date shall not be more than thirty (30) days after the date upon which the resolution fixing the record date is adopted by the Trustees.

SECTION 4.  PROXIES.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section 4 to the contrary, the Trustees may at any time adopt one or more electronic, telecommunication or other alternatives to execution of a written instrument that will enable holders of Shares entitled to vote at any meeting to appoint a proxy to vote such holders' Shares at such meeting.  Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.  Only Shareholders of record as of the record date, as determined in accordance with Article V, Section 4 of the Declaration of Trust, shall be entitled to vote.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote, and each fractional Share shall be entitled to a proportionate fractional vote.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.  At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.  Except as otherwise provided herein or in the Declaration of Trust, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 5.  INSPECTION OF BOOKS.  In accordance with applicable law, the Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

SECTION 6.  ACTION WITHOUT MEETING.  Any action which may be taken at any meeting of Shareholders may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the holders of a majority of the Shares entitled to vote on such action (or such different proportion thereof as shall be required by law, the Declaration of Trust or these By-Laws for approval of such action) and is or are received by the Secretary of the Trust either:  (i) by the date set by resolution of the Trustees for the Shareholder vote on such action; or (ii) if no date is set by resolution of the Trustees, within thirty (30) days after the record date for such action as determined by reference to Article V, Section 4(b) of the Declaration of Trust.  The written consent for any such action may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.  A consent transmitted by electronic transmission (as defined in the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et seq.) by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records.  Any Shareholder who has given a written consent or the Shareholder’s proxyholder or a personal representative of the Shareholder or his or her respective proxyholder may revoke the consent by a writing received by the Secretary of the Trust either:  (i) before the date set by resolution of the Trustees for the Shareholder vote on such action; or (ii) if no date is set by resolution of the Trustees, within thirty (30) days after the record date for such action as determined by reference to Article V, Section 4(b) of the Declaration of Trust.

SECTION 7.  APPLICATION OF THIS ARTICLE.  Meetings of Shareholders shall consist of all Shareholders, as determined pursuant to the Declaration of Trust, and this Article III shall be construed accordingly.  The Declaration of Trust includes further provisions for Shareholders’ votes, meetings and related matters.

ARTICLE IV

Trustees

SECTION 1.  MEETINGS OF THE TRUSTEES.  The Trustees may, in their discretion, provide for regular or special meetings of the Trustees.  Notice of regular or special meetings need not be given, except as may be required by applicable law.  Meetings of the Trustees other than regular or special meetings shall be held whenever called by the Chairman, the President, or by any two of the Trustees, being in office at the time.  Notice of the time and place of each meeting other than regular or special meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustees calling the meeting and shall be delivered or mailed, postage prepaid, to each Trustee at least two (2) days before the meeting, or shall be emailed or delivered by equivalent electronic means, to each Trustee at his or her business address, or personally delivered to him or her, at least one (1) day before the meeting.  Such notice may, however, be waived by any Trustee.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  A notice or waiver of notice need not specify the purpose of any meeting, except as may be required by applicable law.  The Trustees may meet by means of a telephone conference call or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.  Participation in a telephone conference meeting shall constitute presence in person at such meeting.

SECTION 2.  QUORUM AND MANNER OF ACTING.  At all meetings of the Board of Trustees, a majority of the Board of Trustees then in office shall be present in person in order to constitute a quorum for the transaction of business.  If at any meeting of the Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained.  Notice of an adjourned meeting need not be given.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to these By-Laws and except as otherwise provided in the Declaration of Trust or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.

SECTION 3.  ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees then in office (or such higher number of Trustees as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Trustees' meetings.  Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees.  Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the Investment Company Act of 1940, as amended.

ARTICLE V

Committees

SECTION 1.  NOMINATING, AUDIT AND OTHER COMMITTEES.  The Trustees by vote of a majority of all of the Trustees may elect from their own number, Committees from time to time, the number composing such Committees, the powers conferred upon the same and the terms of membership on such Committees to be determined by the Trustees.  The Trustees may designate a chairman of any Committee.  In the absence of such designation, the Committee may elect its own chairman.

SECTION 2.  MEETINGS, QUORUM AND MANNER OF ACTING.  The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for a special meeting of any Committee, and (3) specify the number of members of a Committee required to constitute a quorum.

ARTICLE VI

Officers

SECTION 1.  GENERAL PROVISIONS.  The officers of the Trust shall be a President, and a Secretary, each of whom shall be elected by the Trustees.  The Trustees may elect or appoint such other officers  or agents as the business of the Trust may require, including a Chairman of the Board ("Chairman"), Vice Chairman, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers.  The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

SECTION 2.  TERM OF OFFICE AND QUALIFICATIONS.  Except as otherwise provided by law, the Declaration of Trust, or these By-Laws, the President, the Treasurer and the Secretary, and all other officers shall hold office at the pleasure of the Trustees.  The Secretary and Treasurer may be the same person.  A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the three (3) offices of Vice President, Secretary and Treasurer shall not be held by the same person.  The President shall hold no other office, but may be a Trustee of the Trust.  Except as above provided, any two offices may be held by the same person.  The Chairman, if such an officer is elected, shall be a Trustee and may, but need not be, a Shareholder.  Any other officer may be, but none need be, a Trustee or Shareholder.

SECTION 3.  REMOVAL.  The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office.  Any officer or agent appointed by an officer or Committee may be removed, with or without cause, by such appointing officer or Committee.

SECTION 4.  POWERS AND DUTIES OF THE CHAIRMAN.  The Chairman, if such an officer is elected, shall, if present, preside at meetings of the Shareholders and the Trustees, and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws.  In the absence of the Chairman, the Vice Chairman, if such an officer is elected, shall assume all powers and duties assigned to the Chairman hereunder.

SECTION 5.  POWERS AND DUTIES OF THE PRESIDENT.  Subject to the powers of the Chairman, if such an officer is elected, the President shall be the principal executive officer of the Trust.  He or she may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders.  Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise general supervision and direction over the affairs of the Trust.  The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust.  He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.  The President shall have such powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.  In the event that the Trustees have not appointed a Secretary or a Treasurer, the President shall serve in such positions.

SECTION 6.  POWERS AND DUTIES OF THE VICE PRESIDENT.  In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all of the duties and may exercise any of the powers of the President, subject to the control of the Trustees.  Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.

SECTION 7.  POWERS AND DUTIES OF THE TREASURER.  The Treasurer shall be the principal financial and accounting officer of the Trust.  The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws.  He or she shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same, and he or she shall in general perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees.  The Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

SECTION 8.  POWERS AND DUTIES OF THE SECRETARY.  The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; and he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent.  The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws, the Declaration of Trust, and as required by law; and subject to these By-Laws, he or she shall, in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

SECTION 9.  POWERS AND DUTIES OF ASSISTANT TREASURERS.  In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Treasurer.  Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

SECTION 10.  POWERS AND DUTIES OF ASSISTANT SECRETARIES.  In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary.  Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

SECTION 11.  COMPENSATION OF TRUSTEES.  Subject to any applicable provisions of the Declaration of Trust, Trustees shall receive such compensation, including stated salaries, retirement benefits, deferred compensation or any other form of compensation, as may be set from time to time by the Board of Trustees.  The Trust is authorized to pay the necessary expenses of members of the Board of Trustees incurred in connection with the performance of the official duties of their office.

SECTION 12.  COMPENSATION OF OFFICERS.  Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers shall be fixed from time to time by the Trustees or by any Committee or officer upon whom such power may be conferred by the Trustees.  No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

ARTICLE VII

Fiscal Year

The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

ARTICLE VIII

Seal

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

Waivers of Notice

Whenever any notice is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  If the notice is sent by mail or by facsimile or courier, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier office for delivery to such person or, in the case of facsimile or electronic delivery, when such notice is dispatched.

ARTICLE X

Custody of Securities

SECTION 1.  EMPLOYMENT OF A CUSTODIAN.  The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property.  The Custodian (and any sub-custodian) shall be a bank or other depository meeting such requirements as may be set forth in the Investment Company Act of 1940 and other applicable law and regulations for institutions serving as custodians of funds held by registered investment companies.  The Custodian shall be appointed from time to time by the Trustees, who shall fix its remuneration, pursuant to a written Custodian Contract entered into between the Trust and the Custodian.

SECTION 2.  ACTION UPON TERMINATION OF CUSTODIAN CONTRACT.  Upon termination of a Custodian Contract or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found which has the required qualifications and is willing to serve, the Trustees shall, as promptly as possible, call a special meeting of the Shareholders to determine whether the Trust shall function without a Custodian or shall be liquidated.  If so directed by a vote of holders of the majority of the outstanding Shares entitled to vote, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.  If the holders of the majority of the outstanding Shares do not vote in favor of such proposal, the Trust Property shall continue to be held by the Custodian until such time as a vote of holders of the majority of the outstanding Shares entitled to vote direct that the Custodian deliver and pay over all Trust Property held by it.

SECTION 3.  PROVISIONS OF CUSTODIAN CONTRACT.  The Custodian Contract shall contain such provisions as may be required in the case of such arrangements by the Investment Company Act of 1940 and the rules and regulations adopted thereunder.

SECTION 4.  CENTRAL CERTIFICATE SYSTEM.  Subject to applicable rules, regulations and orders adopted by the U.S. Securities and Exchange Commission (the “Commission”), the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the Investment Company Act of 1940, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE XI

Indemnification of Trustees, Officers, Employees and Other Agents

SECTION 1.  AGENTS, PROCEEDINGS, EXPENSES.  For the purpose of this Article XI, (1) "agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a Trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; (2) "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including appeals); and (3) "expenses" means, without limitation, attorneys' fees and any expenses of establishing a right to Indemnification under this Article XI or the Declaration of Trust.

SECTION 2.  INDEMNIFICATION.  Subject to the exceptions and limitations contained in the Declaration of Trust and Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

SECTION 3.  LIMITATIONS, SETTLEMENTS.  No indemnification shall be provided hereunder to an agent:

(a)

who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

(b)

with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i)

by the court or other body before which the proceeding was brought;

(ii)

by at least a majority of those Trustees who are neither Interested Persons (as defined in the Investment Company Act of 1940) of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii)

by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (A) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (B) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

SECTION 4.  INSURANCE, RIGHTS NOT EXCLUSIVE.  Subject to the provisions of Article VII of the Declaration of Trust, the rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of any agent.

SECTION 5.  ADVANCE OF EXPENSES.  Subject to the provisions of Article VII of the Declaration of Trust, expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding shall be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article XI or the Declaration of Trust; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceedings, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article XI.

SECTION 6.  REQUIRED APPROVAL.  Any indemnification under this Article XI shall be made by the Trust if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances by a majority vote of the Trustees, even though such number of Trustees shall be less than a quorum, who are not parties to the proceeding and have no economic or other interest in connection with such specific case; a committee of such Trustees designated by majority vote of such Trustees even though such number of Trustees shall be less than a quorum; or by independent legal counsel in a written opinion.

SECTION 7.  FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.  This Article XI does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Trust.  Nothing contained in this Article XI shall limit any right to indemnification to which such Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article XI.

ARTICLE XII

Amendments

These By-Laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) a vote of holders of the majority of the outstanding Shares entitled to vote or (b) by the Trustees; provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal is required by applicable law, the Declaration of Trust or these By-Laws to be submitted to a vote of the Shareholders.

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